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                                                                    Exhibit 21.1

                         SUBSIDIARIES OF THE REGISTRANT




                                                             JURISDICTION OF
NAME OF SUBSIDIARY                                           INCORPORATION

1.      Kansas Information Consortium, Inc.                  Kansas, U.S.
2.      Indiana Interactive, Inc.                            Indiana, U.S.
        2a. City-County Interactive, Inc.                    Indiana, U.S.
3.      National Information Consortium USA, Inc.            Kansas, U.S.
4.      Arkansas Information Consortium, Inc.                Arkansas, U.S.
5.      Nebraska Interactive, Inc.                           Nebraska, U.S.
6.      Virginia Interactive, Inc.                           Virginia, U.S.
7.      Iowa Interactive, Inc.                               Iowa, U.S.
8       Montana Interactive, Inc.                            Montana, U.S.
9.      New England Interactive, Inc.                        Maine, U.S.
10.     Utah Interactive, Inc.                               Utah, U.S.
11.     Hawaii Information Consortium, Inc.                  Hawaii, U.S.
12.     Idaho Information Consortium, Inc.                   Idaho, U.S.
13.     NIC Commerce, Inc.                                   Colorado, U.S.
14.     NIC Conquest, Inc.                                   Colorado, U.S.
15.     National Information Consortium Technologies, Inc.   California, U.S.
16.     Intelligent Decision Technologies, Inc.              Colorado, U.S.
17.     National Online Registries, Inc.                     Colorado, U.S.
18.     Bay Area Interactive, Inc.                           California, U.S.
19.     Florida Local Interactive, Inc.                      Florida, U.S.
20.     Michigan Local Interactive, Inc.                     Michigan, U.S.
21.     Texas Local Interactive, Inc.                        Texas, U.S.
22.     NIC Canadian Business, Inc.                          Colorado, U.S.
23.     National Information Consortium Company Canada       Nova Scotia, Canada
24.     NIC Holdings Company Canada                          Nova Scotia, Canada
25.     NIC European Business Limited                        London, England

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